PTN Media
Attn: Peter Klamka
455 E. Eisenhower
Ann Arbor, MI 48105

Cloudy Productions Ltd.
United Talent Agency
Attn: Lisa Jacobson
9560 Wilshire Blvd.
4th Floor
Beverly Hills, CA 92012

Re: Amendment to Palm, Inc. - PTN Media Agreement dated October 5, 2000


Dear Peter and Lisa,

As you know, we have recently been discussing alternative methods to move the existing inventory of Claudia Schiffer Edition Palm Vx handhelds (CS Units) ordered by PTN Media (PTN) pursuant to a purchase order issued on December 1, 2000 (the "Purchase Order"). The contract Palm, Inc. (Palm) signed with PTN permits distribution only through the Claudia Schiffer web site. Since sales via that channel have not met our mutual expectations, we all agree it is appropriate to broaden distribution as more fully set forth below. What follows is the agreement Palm, PTN and Cloudy Productions Ltd. via United Talent Agency have made. It if it is consistent with your understanding, please sign the letter where indicated and fax it back to me.

     1. Palm will offer the CS Units directly to U.S. and Canadian customers via its Store on the Palm.com website.
     2. For a period up to one (1) year from the date hereof unless further approved by Cloudy Productions, Palm will also make the product available to its standard distribution channels in both the U.S. and Canada. It is understood that such channels do not include specialty fashion. Any use of the name, image or likeness of Ms.Schiffer in any packaging, promotional or advertising materials, shall be approved in advance by Cloudy Productions.
     3. Depending on sales, Palm will withhold inventory according to its standard practices in order to support customer service requests. No fee (Paragraph 5) shall be due for such units.
     4. Palm will pay to PTN the sum of $20.00 for every CS Unit sold and paid for, net of any returns. The foregoing shall be inclusive of any and all royalties or fees due to either PTN or Cloudy Productions (relating to Ms. Schiffer) for the sales of these units, including any fees due for the third party software contained on the CS CD. PTN hereby authorizes and directs such sum to be paid directly to the order of Cloudy Productions (at the address above), which payment consists of $10 per unit as cloudy Productions' share of the $20 royalty, and $10 per unit as a partial payment by PTN to Cloudy Productions on account of PTN's outstanding obligations due to Cloudy Productions.


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     5.   By signing this letter, both PTN and Cloudy Productions agree that
          Palm has full rights and authority to sell the CS Units as set forth herein. To the extent necessary, PTN and Cloudy Productions hereby grant such rights to Palm for this limited purpose.
     6. PTN will provide to Palm documentation sufficient for Palm to distribute the software contained in the CS Unit software CD, including distribution in Canada and via Palm's standard channels. There will be no charge to Palm for such rights.
     7. PTN agrees to indemnify and hold Palm harmless from any claim brought by any third party arising out of or related to Palm's right to distribute the CS Unit and CS Unit software CD.
     8. To the extent Palm is able to sell the units, PTN will be relieved of its responsibilities under the Purchase Order placed by PTN for the units. PTN shall remain obligated for any unsold CS Units. Cloudy Productions shall have no responsibility with respect thereto.
     9. Any unsold units remaining in inventory as of March 30, 2001 may be reworked by Palm into non-CS Units and sold as such. PTN will pay to Palm $30.00 per unit to rework such units. Upon payment of the rework fee, PTN shall be relieved of its responsibilities for such units under the Purchase Order. If PTN desires to take delivery of any remaining inventory it will make payment for same prior to March 31, 2001 or Palm may proceed as described without need of notice to PTN.
     10. Palm will supply the quantity of CS Units sold by Palm to PTN Media and Cloudy Productions by March 30, 2001.

This document will serve as an amendment to the Palm, Inc. - PTN Media agreement dated October 5, 2000, the terms of which shall control except as otherwise changed herein.

Sincerely,

/s/  Denny Riley
Denny Riley
Sr. Director, OEM Sales
Palm, Inc.

By signing on the attached signature page, each party agrees to the terms set forth.


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Palm, Inc.
----------

Printed Name:  Dennis Riley
Title:  Sr. Director OEM
Signature:  /s/  Dennis Riley
Date:  3-15-01

PTN Media
---------

Printed Name:  Peter Klamka
Title:  CEO
Signature:  /s/  Peter Klamka
Date:  3-15-01

United Talent Agency/for Cloudy Productions Ltd.
------------------------------------------------

Printed Name:  Gudrun Schiffer
Title:  Director
Signature:  /s/  Gudrun Schiffer
Date:  28-Feb-2001